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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement
No. 333-19985; Form S-3 Registration Statement No. 333-59151; Form S-3 Registration Statement No. 333-59153; Form S-3 Registration Statement
No. 333-22347; Form S-3 Registration Statement No. 333-26847; Form S-3 Registration Statement No. 333-39911; Form S-4 Registration Statement
No. 333-50537 and Form S-3 Registration Statement No. 333-69279.


/s/ Arthur Andersen LLP

Chicago, Illinois
March 16, 1999